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                                                                    EXHIBIT 10.2
                                  VOXWARE, INC.

                   2005 AMENDMENT TO 2003 STOCK INCENTIVE PLAN

         WHEREAS, in October 2005, the Board of Directors of Voxware, Inc. (the "Company") deemed it to be advisable and in the best interests of the Company to amend the Company's 2003 Stock Incentive Plan, as amended (the "Incentive Plan") to increase the maximum number of shares of Common Stock of the Corporation reserved for issuance thereunder by an additional 150,000 shares of Common Stock from 1,158,984 to 1,308,984 shares (after giving effect to the proposed 1-for-150 reverse stock split); and
         WHEREAS, capitalized terms used and not defined herein have the meanings set forth in the Incentive Plan.
         NOW, THEREFORE, BE IT RESOLVED, that the Incentive Plan be amended as follows:

         SECTION 5.1

         Section 4(a) of the Incentive Plan, is hereby amended and replaced in its entirety by the following:
                  "4(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,308,984 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."
         Except as expressly amended by this amendment, the provisions of the Incentive Plan shall remain in full force and effect unamended hereby.

         The foregoing amendments were adopted by the Board of Directors on October 18, 2005 and approved by the stockholders on November 23, 2005.

         I hereby certify that the foregoing is a full, true and correct copy of the 2005 Amendment to the Incentive Plan, as in effect on the date hereof.


Dated: November 23, 2005          /s/ Paul Commons
                                  -----------------------------------
                                  Paul Commons
                                  Vice President, Chief Financial Officer and
                                  Secretary